UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

NeoVolta, Inc

(Exact name of registrant as specified in its charter)

Nevada	001-41447	82-5299263
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13651 Danielson Street, Suite A

Poway, CA 92064

(Address of Principal Executive Offices) (Zip Code)

(800) 364-5464

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEOV	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of common stock	NEOVW	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2025, NeoVolta, Inc., a Nevada corporation (“NeoVolta”), entered into an Asset Purchase Agreement (the “Agreement”) with Neubau Energy Inc., a Delaware corporation (“Seller” or “Neubau Energy”), and the shareholders of Seller (collectively, the “Shareholders”).  Pursuant to the Agreement, NeoVolta acquired certain assets of Seller (the “Acquired Assets”), as set forth in the Agreement and related exhibits, on a cash-free, debt-free basis. The transaction is expected to close on or before October 15, 2025 and is intended to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code.

Under the terms of the Agreement, the consideration to be paid by NeoVolta at closing consists of (i) $500,000 in cash, of which $100,000 will be paid to Seller and $400,000 will be distributed to the Shareholders pro rata based on their respective ownership percentages in Seller, and (ii) 200,000 shares of NeoVolta common stock, also distributed to the Shareholders pro rata.  In addition, NeoVolta will issue up to 4,000,000 additional shares of NeoVolta common stock to Seller upon the achievement of specified revenue and product launch milestones related to the sale of products utilizing neuClick Battery Modules, as follows: (a) 1,300,000 shares upon achievement of $2,000,000 in revenue and successful product launch prior to December 31, 2026; (b) 1,300,000 shares upon achievement of an additional $5,000,000 in revenue prior to December 31, 2028; (c) 700,000 shares upon achievement of an additional $20,000,000 in revenue prior to December 31, 2028; and (d) 700,000 shares upon achievement of an additional $40,000,000 in revenue prior to December 31, 2028.

As additional consideration, NeoVolta will pay Seller a royalty of $10.00 per unit of neuClick Battery Modules sold by NeoVolta for a period of three years following the closing. Royalty payments are to be made within 45 days after the end of each calendar quarter (or 90 days for the year-end period).  Seller has the right to audit NeoVolta’s records relating to royalty payments, subject to certain conditions.

NeoVolta will not assume any liabilities or obligations of Seller, except as expressly set forth in the Agreement. The Agreement provides for mutual indemnification by the parties for breaches of representations, warranties, and covenants, subject to certain limitations and survival periods.

The Agreement contains post-closing covenants, including non-competition and non-solicitation provisions applicable to Seller and the Shareholders for a period of three years following closing, confidentiality obligations, and restrictions on the use of the “Neubau” name.  Seller is required to change its name following closing and to wind down its business, existing solely to receive payments under the Agreement and to complete its liquidation in accordance with applicable IRS guidance. The Agreement also contains customary provisions regarding allocation of the purchase price, tax matters, expenses, governing law, and dispute resolution.

A copy of the Asset Purchase Agreement will be filed as an exhibit to the Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2025, the Company appointed Amany Ibrahim, as the Company’s Chief Operating Officer, and Thomas Enzendorfer as the Company’s Chief Technology Officer. Michael Mendik, the Company’s previous Chief Operating Officer will continue with the Company and serve as its Chief Product Officer.

From 2023 to 3035, Ms. Ibrahim, age 37, led strategy, product innovation, and market expansion at Neubau Energy. She co-founded the company’s next-generation modular residential battery platform, positioning it to scale in home energy storage. From 2019 to 2023, Ms. Ibrahim was employed by HomeEnergy Inc. and served as Chief Operating Officer during her tenure. Ms. Ibrahim serves on Neubau Energy’s board of directors.

From 2023 to 2025, Mr. Enzendorfer, age 43,  served as chief executive officer of Neubau Energy in California and managing director of Neubau Energy GmbH in Vienna; previously, from 2009 to 2016 he was Director of Solar Energy at Fronius USA and later served as President at Soligent Distribution LLC.

There are no family relationships existing between Ms. Ibrahim or Mr. Enzendorfer, and any director or executive officer of the Company. Except as described in Item 1.01 above, there have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Ms. Ibrahim or Mr. Enzendorfer or any member of their immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Ibrahim or Mr. Enzendorfer and any other persons pursuant to which such individuals were appointed to such positions.

On October 1, 2025, the Company entered into Employment Agreements (the “Employment Agreements”) with each of Amany Ibrahim and Thomas Enzendorfer, pursuant to which Ms. Ibrahim will serve as the Company’s Chief Operating Officer and Mr. Enzendorfer will serve as Chief Technology Officer. The Employment Agreements provide for an initial employment term commencing on October 1, 2025 and ending on September 30, 2028, with automatic one-year extensions unless either party provides at least 30 days’ prior written notice of non-renewal.

Under the Employment Agreements, the Executives will each receive an annual base salary of $250,000, subject to annual review and potential increase, provided that in no event shall the base salary be reduced below $250,000 during the term of employment. The Executives are eligible for an annual performance bonus targeted at 80% of base salary, with a maximum of 130%, based on performance goals. The Employment Agreements also provide for a grant to each Executive of 450,000 restricted stock units (“RSUs”) of the Company’s common stock, vesting in 36 equal quarterly installments on each quarter following the effective date, subject to continued service. In the event of a Change in Control or termination without Cause or for Good Reason (all as defined in the Employment Agreements), all unvested RSUs will immediately vest. The Employment Agreements also permit the Executives to implement Rule 10b5-1 trading plans, and sell or transfer vested shares under specified conditions.

The Employment Agreements may be terminated by either party at any time, with at least 30 days’ advance written notice, except in the case of death or disability. Upon termination by the Company without Cause or by the Executive for Good Reason, the Executives will be entitled to (i) 12 months of base salary, (ii) a pro-rated target bonus, (iii) Company-paid COBRA coverage for 12 months, (iv) immediate vesting of 12 months of unvested RSUs, and (v) full acceleration of all unvested RSUs if a Change in Control occurs within 60 days of termination, subject to the Executive’s execution of a general release of claims. In the event of termination due to death or disability, the Executive (or her or his estate) will receive accrued amounts, immediate vesting of 12 months of unvested RSUs, and a pro-rated target bonus for the year of termination.

A copy of the Employment Agreements is filed with this Current Report on Form 8-K as an exhibit and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
2.1 +	Asset Purchase Agreement dated October 1, 2025 by and among NeoVolta, Inc., Neubau Energy Inc. and the shareholders of Neubau Energy Inc.
10.1	Employment Agreement dated October 1, 2025 between NeoVolta, Inc. and Amany Ibrahim
10.2	Employment Agreement dated October 1, 2025 between NeoVolta, Inc. and Thomas Enzendorfer
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

+       Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoVolta, Inc.

By:	/s/ Steve Bond
Steve Bond
Chief Financial Officer

Dated: October 7, 2025

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